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                                   EXHIBIT 20
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                        FORT THOMAS FINANCIAL CORPORATION
                           25 NORTH FORT THOMAS AVENUE
                           FORT THOMAS, KENTUCKY 41075
                                 (606) 441-3302

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held __________, 2000


         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Fort Thomas Financial Corporation will be held at the Comfort Inn Suites located at 420 Riverboat Row, Newport, Kentucky, on __________, __________, 2000 at __:00
__.m., Eastern Time, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of December 21, 19999 by and among Fort Thomas Financial, Fort Thomas Savings Bank, FSB, The Bank of Kentucky Financial Corporation and The Bank of Kentucky, Inc., as more fully described in the enclosed proxy statement-prospectus; and

         2. To transact any other business as may properly be brought before the special meeting.

         The close of business on __________, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. Only holders of Fort Thomas Financial common stock of record at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or adjournments thereof.

         THE BOARD OF DIRECTORS OF FORT THOMAS FINANCIAL HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF FORT THOMAS FINANCIAL AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. Please review the proxy statement-prospectus accompanying this notice for more complete information regarding the merger and the special meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Larry N. Hatfield
                                       President and Chief Executive Officer

Fort Thomas, Kentucky
__________, 2000

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YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN
PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.
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